Securities and Exchange Commission
                          Washington, D.C. 20549




                                 FORM 8-K





                              Current Report
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported)
                              March 13, 1995




                       KENT ELECTRONICS CORPORATION
          (Exact name of registrant as specified in its charter)



     Texas                    0-14643               74-1763541
(State or other             (Commission           (IRS Employer
jurisdiction of             File Number)          Identification
incorporation)                                    Number)




                             7433 Harwin Drive
                         Houston, Texas 77036-2015
                 (Address of principal executive offices)






     Registrant's telephone number, including area code (713)780-7770

Item 5.  Other Events

     The Registrant acquired a 66-acre parcel of land and a four-year option to purchase an adjacent 30 acres in Sugar Land, Texas. The Registrant plans to immediately begin the construction of a 250,000 square foot manufacturing facility for its subsidiary.

Item 7.  Exhibits

     Exhibit A.  Press release dated March 8, 1995.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   KENT ELECTRONICS CORPORATION



Dated:  March 13, 1995          By:  /s/  Morrie K. Abramson
                                    Morrie K. Abramson
                                    Chief Executive Officer

























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
                                 EXHIBIT A






                                     CONTACT: Stephen J. Chapko
                                     Vice President/Treasurer
                                     713-780-7770

FOR IMMEDIATE RELEASE


KENT ELECTRONICS ACQUIRES LAND FOR EXPANSION


     Houston, Texas, March 8, 1995 - Kent Electronics Corporation (NYSE:KNT) today announced it has purchased a 66-acre parcel of land and acquired a four-year option to purchase an adjacent 30 acres in Sugar Land, Texas. The site is located in the Sugar Land Business Park, east of Eldridge Road and fronts the north side of Jess Pirtle Boulevard. The Company plans to immediately begin the construction of a 250,000 square foot manufacturing facility for the Company's K*TEC Electronics subsidiary. Initial occupancy by approximately 400 associates is scheduled for this fall. Financial terms were not disclosed.
     Morrie K. Abramson, Chairman and Chief Executive Officer, commented, "The purchase of this land for facility expansion is an investment in the Company's future. We need to be able to meet the growing demand from our customers and to continue to maintain our
high level of customer service.   Based on our current growth rate,
we are reviewing plans to construct additional manufacturing, distribution and administration facilities on this campus over the next three years." Mr. Abramson added, "Our initial review indicates that a full utilization of the 66-acre campus would provide our operations with a capacity of 1,250,000 square feet -- 750,000 for manufacturing, 350,000 for distribution and 150,000 for administration, and employ approximately 2,000 associates."
     Kent Electronics is a national specialty electronics distributor and a multi-plant custom contract manufacturer. Kent distributes electronic connectors, wire & cable, passive and electromechanical products to original equipment manufacturers and industrial users and provides local area network (LAN) interconnect wiring products to the voice and data communications aftermarket. The Company is a custom contract manufacturer of electronic interconnect assemblies, other subassemblies and custom battery power packs.

                                   # # #


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